Exhibit 99.2
INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data

Non-performing assets

	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
	(Dollars in thousands)
Non-accrual loans	$5,355	$6,991	$6,969	$6,876	$6,216
Loans 90 days or more past due and still accruing interest	—	432	—	—	—
Subtotal	5,355	7,423	6,969	6,876	6,216
Less: Government guaranteed loans	1,665	2,191	2,254	2,882	2,330
Total non-performing loans	3,690	5,232	4,715	3,994	3,886
Other real estate and repossessed assets	1,060	569	443	658	499
Total non-performing assets	$4,750	$5,801	$5,158	$4,652	$4,385

As a percent of Portfolio Loans
Non-performing loans	0.10%	0.14%	0.13%	0.11%	0.11%
Allowance for credit losses	1.47	1.44	1.48	1.49	1.44
Non-performing assets to total assets	0.09	0.11	0.10	0.09	0.09
Allowance for credit losses as a percent of non-performing loans	1,526.10	1,044.69	1,176.99	1,351.13	1,300.82

Allowance for credit losses

	Three months ended March 31,
	2024			2023
	Loans	Securities	Unfunded Commitments	Loans	Securities	Unfunded Commitments
	(Dollars in thousands)
Balance at beginning of period	$54,658	$157	$5,504	$52,435	$168	$5,080
Additions (deductions)
Provision for credit losses	1,871	(1,127)	—	(832)	2,992	—
Recoveries credited to allowance	596	1,125	—	578	—	—
Assets charged against the allowance	(812)	—	—	(1,631)	(3,000)	—
Additions included in non-interest expense	—	—	(652)	—	—	(475)
Balance at end of period	$56,313	$155	$4,852	$50,550	$160	$4,605

Net loans charged (recovered) against the allowance to average Portfolio Loans	0.02%			0.12%

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Capitalization

	March 31, 2024	December 31, 2023
	(In thousands)
Subordinated debt	$39,529	$39,510
Subordinated debentures	39,745	39,728
Amount not qualifying as regulatory capital	(753)	(734)
Amount qualifying as regulatory capital	78,521	78,504
Shareholders’ equity
Common stock	317,099	317,483
Retained earnings	170,100	159,108
Accumulated other comprehensive income (loss)	(71,629)	(72,142)
Total shareholders’ equity	415,570	404,449
Total capitalization	$494,091	$482,953

Non-Interest Income

	Three months ended
	March 31, 2024	December 31, 2023	March 31, 2023

	(In thousands)
Interchange income	$3,151	$3,336	$3,205
Service charges on deposit accounts	2,872	3,061	2,857
Net gains (losses) on assets
Mortgage loans	1,364	1,961	1,256
Securities	(269)	—	(222)
Mortgage loan servicing, net	2,725	(2,442)	726
Investment and insurance commissions	804	1,010	827
Bank owned life insurance	181	141	111
Other	1,733	2,030	1,791
Total non-interest income	$12,561	$9,097	$10,551

Capitalized Mortgage Loan Servicing Rights

	Three months ended March 31,
	2024	2023
	(In thousands)
Balance at beginning of period	$42,243	$42,489
Originated servicing rights capitalized	828	930
Change in fair value	506	(1,496)
Balance at end of period	$43,577	$41,923

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Mortgage Loan Activity

	Three months ended
	March 31, 2024	December 31, 2023	March 31, 2023

	(Dollars in thousands)
Mortgage loans originated	$93,994	$108,011	$113,021
Mortgage loans sold	80,818	86,473	106,846
Net gains on mortgage loans	1,364	1,961	1,256
Net gains as a percent of mortgage loans sold ("Loan Sales Margin")	1.69%	2.27%	1.18%
Fair value adjustments included in the Loan Sales Margin	0.44%	0.69%	1.20%

Non-Interest Expense

	Three months ended
	March 31, 2024	December 31, 2023	March 31, 2023

	(In thousands)
Compensation	$13,277	$12,656	$13,269
Performance-based compensation	3,476	2,644	2,245
Payroll taxes and employee benefits	4,017	3,749	3,825
Compensation and employee benefits	20,770	19,049	19,339
Data processing	3,255	2,909	2,991
Occupancy, net	2,074	1,933	2,159
Interchange expense	1,097	1,110	1,049
Furniture, fixtures and equipment	954	974	926
FDIC deposit insurance	782	796	783
Communications	615	535	668
Loan and collection	512	456	578
Advertising	491	879	495
Legal and professional	486	585	607
Amortization of intangible assets	129	137	137
Supplies	118	138	106
Correspondent bank service fees	46	55	63
Provision for loss reimbursement on sold loans	3	(1)	10
Net (gains) losses on other real estate and repossessed assets	(76)	1	(46)
Costs (recoveries) related to unfunded lending commitments	(652)	348	(475)
Other	1,589	1,974	1,567
Total non-interest expense	$32,193	$31,878	$30,957

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Average Balances and Tax Equivalent Rates

	Three Months Ended March 31,
	2024			2023
	Average Balance	Interest	Rate (2)	Average Balance	Interest	Rate (2)
	(Dollars in thousands)
Assets
Taxable loans	$3,801,985	$54,955	5.80%	$3,487,539	$44,234	5.12%
Tax-exempt loans (1)	8,541	111	5.23	6,630	76	4.65
Taxable securities	680,133	5,251	3.09	822,572	5,884	2.86
Tax-exempt securities (1)	319,007	3,548	4.45	323,503	3,355	4.15
Interest bearing cash	84,182	1,143	5.46	38,889	464	4.84
Other investments	16,821	298	7.13	17,653	211	4.85
Interest Earning Assets	4,910,669	65,306	5.34	4,696,786	54,224	4.67
Cash and due from banks	55,550			60,442
Other assets, net	235,233			231,212
Total Assets	$5,201,452			$4,988,440

Liabilities
Savings and interest-bearing checking	2,633,519	13,367	2.04	2,535,045	8,857	1.42
Time deposits	864,672	9,443	4.39	657,686	4,903	3.02
Other borrowings	129,255	2,119	6.59	112,137	1,735	6.27
Interest Bearing Liabilities	3,627,446	24,929	2.76%	3,304,868	15,495	1.90
Non-interest bearing deposits	1,063,454			1,224,375
Other liabilities	107,327			102,477
Shareholders’ equity	403,225			356,720

Total liabilities and shareholders’ equity	$5,201,452			$4,988,440

Net Interest Income		$40,377			$38,729

Net Interest Income as a Percent of Average Interest Earning Assets			3.30%			3.32%

(1)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 21%.
(2)	Annualized

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Commercial Loan Portfolio Analysis as of March 31, 2024

	Total Commercial Loans
		Watch Credits			Percent of Loan Category in Watch Credit
Loan Category	All Loans	Performing	Non-accrual	Total
	(Dollars in thousands)
Land	$10,356	$—	$—	$—	—%
Land Development	16,784	—	—	—	—
Construction	135,236	—	—	—	—
Income Producing	593,286	4,285	—	4,285	0.7
Owner Occupied	490,023	14,418	—	14,418	2.9
Total Commercial Real Estate Loans	$1,245,685	$18,703	$—	$18,703	1.5

Other Commercial Loans	$489,599	$20,652	25	$20,677	4.2
Total non-performing commercial loans			$25

Commercial Loan Portfolio Analysis as of December 31, 2023

	Total Commercial Loans
		Watch Credits			Percent of Loan Category in Watch Credit
Loan Category	All Loans	Performing	Non-accrual	Total
	(Dollars in thousands)
Land	$10,620	$1	$—	$1	0.0%
Land Development	17,966	—	—	—	—
Construction	101,178	—	—	—	—
Income Producing	625,927	4,177	—	4,177	0.7
Owner Occupied	449,287	15,165	—	15,165	3.4
Total Commercial Real Estate Loans	$1,204,978	$19,343	$—	$19,343	1.6

Other Commercial Loans	$474,753	$16,537	28	$16,565	3.5
Total non-performing commercial loans			$28

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